Exhibit 10.10

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Such portions are marked “[*]” in this document; they have been filed separately with the Commission.

Amendment N°1 TO AMENDED AND RESTATED CONTRACT N° GINC-C-06-0300 By and Between GLOBALSTAR, INC. and THALES ALENIA SPACE FRANCE

Amendment n°1 to the CONTRACT GINC-C-06- 0300 between Globalstar, Inc.	and Thales Alenia Space France

This Amendment N°1 to the Amended & Restated Contract signed on June 3, 2009, referenced GINC-C-06-0300 is made between Thales Alenia Space France, a Company organised and existing under the laws of France, having its registered office at 26 avenue Jean François Champollion 31100 Toulouse – FRANCE (“Contractor”) and Globalstar, Inc., a Delaware corporation with offices at 461 South Milpitas Blvd., Milpitas, California 95035, U.S.A. (“Purchaser”).

The Purchaser and the Contractor being hereinafter individually referred to as a “Party” or collectively as the “Parties”.

Recitals

Whereas, the Purchaser and the Contractor signed an Amended and Restated Contract on June 3, 2009, for the procurement of forty eight (48) satellites and other Deliverable Items and related services for the Construction of the Globalstar Satellites for the Second Generation Constellation ; and

Whereas, for convenience purposes, certain dates in this Amended and Restated Contract were based upon an assumed EDC2 of June 5, 2009, meaning that the first draw down under the Export Credit Facility has occurred prior to that date; and

Whereas, pursuant to the provisions of Article 32 of the Amended and Restated Contract, if the first draw down occurs later than June 5th, 2009, then certain dates in this Amended and Restated Contract shall be  postponed  accordingly by the number of days elapsed between June 5th, 2009 and actual date of the first draw down ; and

Whereas, the first draw down under the Export Credit Facility has occurred on July 1, 2009 and as a consequence, certain dates in the Amended and Restated Contract must be postponed by 26 days; and

Whereas, the Parties hereby agree to modify certain provisions of the Amended and Restated Contract and its Exhibits accordingly.

THEREFORE, THE PARTIES AGREE TO THE FOLLOWING :

Amendment n°1 to the CONTRACT GINC-C-06- 0300 between Globalstar, Inc.	and Thales Alenia Space France

The following provisions of the Amended and Restated Contract are replaced or amended as follows:

1.1	Article 6. Delivery and Delivery Schedule.

Paragraph (A) is replaced by the following:

(A)      The Delivery Schedule is identified in the Table below. Delivery of a Spacecraft (other than Spacecraft delivered for storage as directed by Purchaser in accordance with Article 29) shall be deemed to have occurred at Pre-Shipment Review. Delivery of a DSS shall be deemed to have occurred upon completion of the Simulator Completion Review. Delivery of Satellite Mass Simulator shall be deemed to have occurred upon Mass Simulator Delivery Review Board.

Item	Description	Delivery Date or Date of Performance	Delivery Place
1	Spacecraft	Per Exhibit F	Contractor’s facilities
2	Satellite Propellant	Per Exhibit A	Per Article 6(C)
3	DSS	Per Exhibit A	Milpitas, CA El Dorado Hills, CA
4	Satellite OBPE Software	Per Exhibit A	Milpitas, CA
5	Launch Support Services	Per Exhibit A	Launch Site
6	MOSS	Per Exhibit A	Milpitas, CA
7	Documentation	Per Exhibit A	Milpitas, CA
8	Satellite Mass Simulator(*)	Oct 30, 2009	France, Arianespace (Bordeaux)

(*) At the end of the tests, the Purchaser shall ship back to Contractor’s facility in Cannes the satellite mass simulator with its container for destruction purposes. The satellite mass simulator will therefore be delivered on a temporary basis. Cost for the shipping back to Cannes shall be paid by the Contractor.

As an option, Purchaser may choose to take delivery of mass simulator in Milpitas or in Cannes at the end of the tests and shall then pay for all the applicable taxes and shipment costs (if any).

1.2	Article 18. Liquidated Damages for Late Delivery / Early Delivery Incentives.

Paragraph 18.1 (B) is replaced by the following:

(B)       The Required Delivery Dates for Spacecraft under this Contract are set forth below by the following spacecraft groups :

Satellites Completed PSR	Date of PSR (Regular)
TOTAL: 7 Satellites (FM 2,3,4,5,6,7,8)	April 22, 2010
TOTAL: 13 Satellites (FM 9,10,11,12,13,14)	June 7, 2010
TOTAL:19 Satellites (FM 15,16,17,18,19,20)	July 19, 2010
TOTAL: 24 Satellites (FM 21,22,23,24,25)	August 23, 2010
TOTAL: 31 Satellites (FM 26,27,28,29,30,31,32)	May 25, 2012
TOTAL: 37 Satellites (FM 33,34,35,36,37,38)	Nov 21, 2012
TOTAL: 43 Satellites (FM 39,40,41,42,43,44)	May 20, 2013
TOTAL: 48 Satellites (FM 45,46,47,48,PFM1)	Sept 17, 2013

Amendment n°1 to the CONTRACT GINC-C-06- 0300 between Globalstar, Inc.	and Thales Alenia Space France

For the avoidance of doubt, the Satellite grouping specified in the above table shall be independent of FM numbers.

For the avoidance of doubt, the PSR ED2 Objective dates as per Early Delivery ED2 Scope of Work shall not be taken into account for the calculation of Liquidated Damages for Late Delivery as per Article 18.1.

The Parties agree that they will negotiate in good faith to create a Table, to substitute for the above Table, reflecting the actual number of Spacecraft per Batch (the first Batch to include appropriate spare Spacecraft(s)) in alignment with Purchaser’s selected Launch Services Agreement commitments for the numbers of Spacecraft per launch.

Paragraph 18.2 – The Table “PSR ED2 Early Delivery Incentives” and the Table “Launch ED2 Early Delivery Incentives” are replaced by the following:

Table PSR ED2 Early Delivery Incentives

	Required Delivery Dates for Regular Schedule as per Article 18.1 (B)	PSR ED2 Objective Dates	PSR Schedule Saving Days for [*]% Incentives	Maximum Incentives amount (in Euro)
Batch 1 FM2 to FM7*	April 9, 2010	Feb 28, 2010	40	[*]
Batch 2 FM8 to FM13*	May 31, 2010	April 23, 2010	38	[*]
Batch 3 FM14 to FM19*	July 12, 2010	June 4, 2010	38	[*]
Batch 4 FM20 to FM25*	Aug 23, 2010	July 26, 2010	28	[*]
(*) For the avoidance of doubt a Batch shall be comprised of six (6) Spacecraft independently of FM numbers specified in the above table.

Table Launch ED2 Early Delivery Incentives

	Nominal Scheduled Launch Dates	Launch ED2 Objective Dates	Launch Schedule Saving Days for [*]% Incentives	Maximum Incentives amount (in Euro)
Batch 1 FM2 to FM7*	Jun 18, 2010	May 9, 2010	40	[*]
Batch 2 FM8 to FM13*	Sept 16, 2010	Aug 7, 2010	40	[*]
Batch 3 FM14 to FM19*	Nov 16, 2010	Oct 7, 2010	40	[*]
Batch 4 FM20 to FM25*	Jan 16, 2011	Dec 7, 2010	40	[*]
(*) For the avoidance of doubt a Batch shall be comprised of six (6) Spacecraft independently of FM numbers specified in the above table.

Amendment n°1 to the CONTRACT GINC-C-06- 0300 between Globalstar, Inc.	and Thales Alenia Space France

1.3	Exhibit F is replaced by the new Exhibit F as attached to this Amendment N° 1.

1.4          All of the terms, covenants and conditions of the Contract as may already have been amended shall remain in full force and effect except to the extent the same have been expressly amended or modified by the terms of this Amendment N°1.

1.5           All capitalized terms not otherwise defined in this Amendment N°1 shall have the meanings for such terms as set forth in the Contract.

Execution

In witness whereof, the Parties have duly executed this Contract Amendment.

Globalstar, Inc.		Thales Alenia Space France

By:	/s/ Paul Rosati	By:	/s/ Grave Emmanuel

Name:	Paul Rosati	Name:	Grave Emmanuel

Title:	Contracts Manager	Title:	Executive Vice President Telecommunications

Date:	15 January 2010	Date:	18 January 2010

Amendment n°1 to the CONTRACT GINC-C-06- 0300 between Globalstar, Inc.	and Thales Alenia Space France

EXHIBIT F

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